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                                                                 EXHIBIT (4)(p)

                               AIG Life Insurance Company

                               Wilmington, Delaware 19801
[LOGO OF AIGLIFE]              A capital stock company

This Group Immediate Annuity Certificate is issued by AIG Life Insurance Company (We, Us, Our) to the Owner(s) (You, Your) named in the Certificate
Schedule in consideration of the Enrollment Form and payment of Premium, subject to the terms of Group Annuity Policy Number [ RG XXX ]. We will make Annuity Benefit payments to the Annuitant as set forth in this Certificate beginning on the Annuity Date.

READ YOUR ANNUITY CERTIFICATE CAREFULLY

RIGHT TO EXAMINE CERTIFICATE

If, after reading the Annuity Certificate, You are not satisfied for any reason, the Annuity Certificate may be returned within [ten (10)] days after it has been received. It can be mailed or delivered to Us at Our administrative office. As of the return date We will promptly refund any Premium which has been received in consideration for said Annuity Certificate, less any payments which have been made, and the Annuity Certificate will be void.

           /s/ [ILLEGIBLE]                         /s/ [ILLEGIBLE]
--------------------------------------  --------------------------------------
              Secretary                               President

                      GROUP IMMEDIATE ANNUITY CERTIFICATE
                               NON-PARTICIPATING

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                               TABLE OF CONTENTS

CERTIFICATE SCHEDULE....................................................... 3

DEFINITIONS................................................................ 4

PREMIUM PAYMENT............................................................ 5

DEATH PRIOR TO ANNUITY DATE................................................ 5

BENEFICIARIES.............................................................. 5

PAYMENT OF ANNUITY BENEFITS................................................ 5

FACILITY OF PAYMENT........................................................ 6

ASSIGNMENT................................................................. 6

INFORMATION WE REQUIRE..................................................... 6

EVIDENCE OF SURVIVAL....................................................... 6

MISSTATEMENTS.............................................................. 6

CONTINUATION OF COVERAGE................................................... 6

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                             CERTIFICATE SCHEDULE

                          AIG LIFE INSURANCE COMPANY
                     600 King Street, Wilmington, DE 19801

GROUP CONTRACTHOLDER:                         ABC Corp
GROUP CONTRACT NUMBER:                        0001
CERTIFICATE NUMBER:                           1001
OWNER:                                        John Doe
CERTIFICATE DATE:                             November 1, 2000
INCOME START DATE:                            January 1, 2001
ANNUITANT:                                    John Doe
DATE OF BIRTH:                                January 1, 1946
[SEX:                                         Male]
[JOINT ANNUITANT:                             Jane Doe]
[DATE OF BIRTH:                               January 1, 1947]
[SEX:                                         Female]
[SINGLE PURCHASE PAYMENT:                     $250,000.00]
MORTALITY AND EXPENSE RISK CHARGE: Equal to an annual basis of [       ] of the
average daily net assets of the Separate Account.
[SALES LOAD: [not more than 4%] of Single Purchase Payment.]
[TRANSFER FEE: [$10.00] However, we will not make a charge for the first [12] transfers in any Certificate Year.]
[SURRENDER CHARGE: A charge of [      ] for a partial or complete surrender.]

                              INVESTMENT OPTIONS

[EQUITY GROWTH]                               [INTERNATIONAL MAGNUM]
[MONEY MARKET]                                [VALUE]
[FIXED INCOME]                                [MIDCAP GROWTH]
[TECHNOLOGY]

                                ANNUITY INCOME

ANNUITY INCOME OPTION:                        [Life Annuity]
FREQUENCY OF ANNUITY INCOME:                  [Monthly]
[GUARANTEE PERIOD:]                           [Period]

[REDUCED ANNUITY PERCENTAGE TO JOINT ANNUITANT AFTER DEATH OF ANNUITANT:   %]
INITIAL PERCENTAGE ALLOCATION OF PURCHASE PAYMENT TO PROVIDE:
Fixed Annuity Income: [  %] Variable Annuity Income: [  %]
[FIXED ANNUITY INCOME AMOUNT ON INCOME START DATE: $______]
[ESTIMATED VARIABLE ANNUITY INCOME AMOUNT ON INCOME START DATE: $______]
ASSUMED INVESTMENT RETURN:                    [  %] PER ANNUM
INCOME CHANGE DATES:                          [January 1 and July 1]

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                                  DEFINITIONS

In addition to the other definitions set forth in this Certificate, the following terms shall have their respective meanings as set forth below. In addition, the masculine form of any term shall be construed as including the feminine form of that term.

Administrative Office means Our service center to which You should direct all requests, instructions and other communications. Our Administrative Office is located at [2727-A Allen Parkway, Houston, Texas 77019-2191].

Annuitant means the person or persons designated in the Annuity Certificate to receive an Annuity Benefit under this Certificate and on whose life the amount of the Annuity Benefit is determined.

Annuity Benefit means the periodic payment made to a Payee, in accordance with this Certificate, as indicated on the Certificate Schedule page.

Annuity Certificate means the document issued to each Owner which contains a summary of the Annuity Benefit.

Annuity Certificate Date is the date that Premium is remitted for the purchase of an Annuity Benefit and the date that the Annuity Certificate becomes effective, as shown on the Certificate Schedule page.

Annuity Date means the date on which the first Annuity Benefit payment will be made to a Payee.

Beneficiary means the person named to receive any remaining benefits payable after the later of the date of death of the Annuitant or Survivor, if any.

Enrollment Form means the form used to record data given to Us for the purpose of purchasing an Annuity Benefit under the Group Annuity Contract.

Home Office is Our office at 600 King Street, Wilmington, Delaware 19801.

Joint Annuitant, if any, is named on the Certificate Schedule. If living after the death of the Annuitant, the Joint Annuitant receives annuity income.

Non-Participating means this Annuity Certificate does not participate in Our divisible surplus. No dividends are payable.

Owner(s) is the person or persons shown as Owner(s) in the Certificate Schedule.

Payee means any person receiving a benefit under this Annuity Certificate.

Premium means the amount We receive to purchase an Annuity Benefit.

Premium Tax is any tax assessed by any governmental entity on premiums paid to purchase an insurance contract that will provide annuity payments.

Survivor means the person designated by You on a Life and Survivor Annuity to receive the Survivor benefit, if still living after the death of the Annuitant. The Survivor is the Joint Annuitant stated in the Enrollment Form.

Type Of Annuity means the type of annuity specified in the Enrollment Form and described in this Annuity Certificate. Prior to the Annuity Date, an Owner may request any Type of Annuity that We make available under the Policy.

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Written Notice means information given in written form either by the Owner, the
Annuitant or Us. If given by the Owner or the Annuitant, such Written Notice must be signed and be in a form which is satisfactory to Us.

                                PREMIUM PAYMENT

Your Premium Payment is shown on the Certificate Schedule. The Premium, reduced by any applicable state premium taxes and expenses, is used to purchase the selected Annuity Benefit, to commence on the indicated Annuity Date. We will only be liable for those Annuity Benefits for which the appropriate Premium has been duly received.

                          DEATH PRIOR TO ANNUITY DATE

If neither the Annuitant nor the Survivor, if any, is alive on the Annuity Date, a refund with respect to the Annuity Certificate will be payable to You or, if You are not living, to Your estate. The refund will be equal to the Premium paid in consideration for the Annuity Certificate less any payments which have been made, and shall be payable once We receive a notification of death acceptable to Us.

In the event an Annuitant dies after the Annuity Date, any remaining Annuity Benefit will be paid in accordance with the terms of this Annuity Certificate. We may require a death certificate, physician's written statement certifying the death of the Annuitant or Joint Annuitant, if any, or any other reasonable evidence to constitute proof of death. Any death benefit paid by Us in good faith in accordance with the terms of this Annuity Certificate shall, to the extent of such death benefit, fully discharge Us from any further liability.

                                 BENEFICIARIES

Unless the Beneficiaries have been designated as irrevocable, the Beneficiaries may be changed at any time by submitting a written notice to Us. Prior to the Annuity Date You may name the Beneficiaries. After that date the Annuitant may name or change the Beneficiaries. If a Beneficiary has been designated as irrevocable, the Beneficiary's consent is needed for a change of Beneficiary. A change of Beneficiary will take effect as of the date the written notice is signed. However, the change will not affect any Annuity Benefit paid or action taken before the change is recorded at Our Administrative Office. If the Annuitant dies and there is no living Survivor, any death benefit will first be payable to the most recently designated primary Beneficiary, and if such Beneficiary is deceased, then to the most recently designated secondary Beneficiary. If no Beneficiary is named or if no named Beneficiary survives the Annuitant, any death benefit will be payable to the Annuitant's estate.

                          PAYMENT OF ANNUITY BENEFITS

The amount of the Annuity Benefit will be paid periodically to the Annuitant, in the frequency shown on the Certificate Schedule page, beginning on the Annuity Date, in accordance with the Type Of Annuity selected on the Enrollment Form. However, if such periodic Annuity Benefit is less than $50, We shall have the right at any time to pay such Annuity Benefit less frequently, in advance, but in no event less frequently than annually.


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                              FACILITY OF PAYMENT

If any Payee who is receiving an Annuity Benefit under this Certificate is adjudged to be legally, physically or mentally, incapable or incompetent, We may pay such Annuity Benefit to the legal guardian or other legal representative of such person. Any such payment shall constitute a full discharge of Our obligation to the extent thereof.

                                  ASSIGNMENT

Unless prohibited by the terms of this Annuity Certificate or by law, the Payee may assign any or all payments provided under this Annuity Certificate. We will not be bound by any assignment of this Annuity Certificate unless the assignment is received in writing at Our Administrative office. We are not responsible for the validity of such assignments. The rights of the Payee and those of any Beneficiary (except an irrevocable Beneficiary) will be subject to the assignment. An assignment will not affect any payments We may make or actions We may take before such assignment has been recorded at Our Administrative Office. Adverse federal income tax consequences may result from an assignment.

                            INFORMATION WE REQUIRE

We may require proof of the age and sex of the Annuitant and the Joint Annuitant, if any, before making any annuity income payments. We have the right to rely and act on such information in the administration of this Annuity Certificate. If the age or sex has been misstated with respect to a person for whom an Annuity Benefit is measured, an equitable adjustment will be made. In no event shall We be liable for any greater Annuity Benefit with respect to an Annuitant than that which would be payable based on the correct information and the Premium We received for such Annuity Benefit.

                             EVIDENCE OF SURVIVAL

We retain the right to require due proof of any Payee's survival when an Annuity Benefit is contingent upon survival of the Payee. Further, the Payee, for himself, his heirs, and successors represents by negotiation of Our check or bank draft that the Payee is living on the date any Annuity Benefit payment is made.

                                 MISSTATEMENTS

If the term or the amount of any Annuity Benefit provided under this Annuity Certificate, issued in accordance with the Policy, is incorrect due to clerical error or due to a misstatement of any fact pertaining to the Annuity Benefit, such Annuity Benefit will be adjusted in accordance with the correct data. Overpayments by Us will be deducted from future payments due the Payee. Underpayments by Us will be paid to the Payee in a lump sum.

                           CONTINUATION OF COVERAGE

If the Group Policy under which this Annuity Certificate is issued should terminate, the coverage under this Annuity Certificate may be continued unless it is surrendered or otherwise ends in accordance with its terms.

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                               [LOGO OF AIGLIFE]
                          AIG LIFE INSURANCE COMPANY
                                600 KING STREET
                          WILMINGTON, DELAWARE 19801

                      GROUP IMMEDIATE ANNUITY CERTIFICATE
                               NON-PARTICIPATING

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